Exhibit 10.6

                                    AGREEMENT

         THIS AGREEMENT is made this 12 day of July, 1998, between WORLD'S BEST RATED CIGAR COMPANY, a Florida corporation ("Buyer"), whose address is 3941 N.E. 163rd Street, North Miami Beach, Florida 33160, and TABACELERA PANAMERICANA Y
DEL CARIBE SA ("Seller"), whose address is HOTEL EL MESON 1C. AL ESTE ESTELI NIC. CENTRO AMERICA.

                                   WITNESSETH:

         WHEREAS, Seller has agreed to manufacture and sell cigars to Buyer ("Cigars") in accordance with Buyer's requirements as set forth by Buyer from time to time.

         NOW, THEREFORE, in consideration of the sum of Ten ($10.00) Dollars, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. RECITALS OF FACTS. The foregoing recitals of facts are true and correct and are hereby incorporated into this Agreement.

         2. REQUIREMENTS. Seller agrees to manufacture and sell Cigars to Buyer based on Buyer's stated purchase requirements from time to time. All Cigars shall be manufactured and sold in accordance with the standards and specifications set forth herein and shall be of the highest quality.

         3. TYPE OF CIGARS; PRICING. The type of Cigar and the price to be charged by Seller to Buyer for each type of Cigar is set forth on Schedule "A" attached hereto and made a part hereof. Payment shall be in U.S. Dollars unless otherwise agreed to by Buyer and Seller.

         4.        TERM. The term of this Agreement shall be for a period of ten
(10) years, subject to the right of Buyer to cancel this Agreement upon at least sixty (60) days prior written notice to Seller at any time and for any reason (or no reason).

         5. QUALITY AND SPECIFICATIONS. Seller has agreed to deliver Cigars meeting the following minimum quality standards and specifications:

         o         All Cigars shall use long leaf tobacco.

         o         All Cigars shall be hand rolled.

         o All Cigars shall be of the highest quality tobacco and shall be of no lesser quality than the highest premium grade offered by Seller to any other party.

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         o         The filler used in the Cigars shall be of the highest premium grade and shall be of no lesser quality than the highest premium grade offered by Seller to any other party.

         o The parchment wrapping for the Cigars shall be of such quality as Buyer shall direct.

         o Seller will label the Cigars with such labeling as Buyer may direct.

         o Cigars shall be individually packaged by the Seller in cellophane and properly packaged and boxed for shipping.

         6. INVENTORY. So as to ensure that Cigars are available for Buyer's orders, as and when placed by Buyer, Seller agrees to keep available in its in inventory at all times at least 200,000 of each of the Cigars listed on Schedule A attached hereto. All inventory shall be kept in a properly regulated humidor.

         7.        PAYMENT TERMS. Payment for each order shall be as follows:

         A. As and when the order is placed, Buyer shall pay to Seller twenty-five percent (25%) of the amount due for the order;

         B. Fifty percent (50%) of the amount of the order shall be due and payable at the time of shipping by Seller; and

         C. The remaining twenty-five percent (255) of the order shall be due upon receipt of the Cigar order by Buyer.

It is understood that Seller shall have no right to retain payment for any Cigars which do not meet the minimum standards and specifications set forth herein and, upon demand, any non-conforming Cigars shall be immediately replaced by Seller at Seller's cost, with Seller fully responsible for all costs associated with shipping and delivery of same to Buyer. If not immediately replaced, any monies previously paid for non-conforming Cigars shall be promptly reimbursed to Buyer. Buyer reserves the right to declare Cigars as non-conforming at any time, and neither acceptance of possession by Buyer or prior payment by Buyer shall be deemed to restrict Buyer's rights in this respect.

         8. SHIPPING: RISK OF LOSS. Seller shall be responsible for delivery and cost of expense of delivery of the Cigars to a shipper designated by Buyer. From and after delivery of the Cigars to the shipper, Buyer bears the risk of loss.

         9. CUSTOMS. Buyer shall be responsible to pay customs and import and export taxes, if any, pertaining to the Cigars.

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         10.      TIMING OF DELIVERY. All orders shall be fulfilled by Seller and delivered for shipping to buyer no later than thirty (30) days of the date that an order is placed. All Cigars used by Seller from its inventory to fulfill any order shall be of the same quality and standards set forth above. Buyer shall have the first right of access to any such inventory maintained by Seller if necessary to satisfy Buyer's purchasing requirements form time to time.

         11. INFORMATION ON OTHER MANUFACTURERS. To the extent legally permitted, Seller agrees to provide Buyer with information on other purchasers form Seller.

         12. OPTION TO PURCHASE. Buyer is hereby granted an Option to Purchase the plantation and/or Cigar factory of Seller. The parties agree to enter into good faith negotiations in order to establish the terms of said option to purchase. The Option to Purchase, once agreed to, shall be documented in a form reasonably satisfactory to Buyer.

         13. DEFAULTS AND REMEDIES. In the event of default by either party hereunder, the parties hereto shall have all rights and remedies available under law, by statute or otherwise, subject to the arbitration provision set forth below. Prior to declaring any party in default, the non-defaulting party shall provide the defaulting party with written notice of default with no less than 10 days to cure the default. In addition to all other remedies available to Buyer, if Seller fails to meet the requirements specified by buyer for any cigar order, or if the Seller otherwise fails to perform any other provision of this agreement, then buyer may make or procure, upon such terms and in such manner as buyer deems appropriate, Cigars meeting Buyer's specifications through another party. In such event, Seller shall be liable to buyer for all reasonable costs caused by such failure which Buyer incurs during the time Buyer is without its Cigars and for any excess costs of Cigars above the price as stated herein.

         14. LIMIT OF AUTHORITY. Both parties are independent contractors and this Agreement does not constitute either party as the legal representative of the other for any purpose whatsoever. Neither party has authority to assume or create any obligation whatsoever, express or implied, on behalf of or in the name of the other party in any manner whatsoever.

         15. ARBITRATION OF DISPUTES. Any dispute, controversy or breach arising out of or relating to this Agreement, shall be settled by arbitration to be held in the City of Miami, Dade County Florida before a single arbitrator in accordance with the rules then in effect of the American Arbitration Association or any successor thereto. The arbitrator may impose damages, grant injunctions or grant other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive, and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction of the Florida courts for this purpose. In such arbitration, the parties waive personal service of any process of other papers and agree that service thereof may be made in accordance with the notice provisions of this Agreement. The non-prevailing party in such arbitration shall pay all of the reasonable attorneys' fees and costs of the prevailing party, including any appeal thereof, with the proviso, however, that each party shall pay one-half of the fees separately charged by the arbitrator.

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         16.      GOVERNING LAW. This Agreement shall be governed by enforced and construed in accordance with the laws of the State of Florida.

         17. MISCELLANEOUS. This Agreement and the terms and provisions hereof may only be changed, waived or discharged by an instrument in writing signed by the parties hereto. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof and no party hereto has made any representation or warranty or covenant in connection with the matters set forth herein except as expressly stated herein. All the terms of this Agreement shall be binding upon the respective personal representatives, successors and assigns of the parties hereto and shall inure to the benefit of and be enforceable by the parties hereto, and their respective personal representatives, successors and assigns. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one agreement. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement, and the Agreement shall otherwise remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

In the presence of:                         BUYER:

                                            WORLD'S BEST RATED CIGAR COMPANY,
                                            A Florida corporation


/s/ DONALD D. SCHIFFOUR                   By:/s/ LLOYD LYONS
--------------------------                   --------------------------
    Donald D. Schiffour                          Lloyd Lyons, President


/s/ GERALDINE LYONS                       SELLER:
--------------------------
    Geraldine Lyons                       /s/ TAPACASA
                                          --------------------------------------

/s/ RONNIE LYONS
--------------------------                By: /s/ PEDRO RAMOS, GERENTE PRES.
    Ronnie Lyons                             -----------------------------------
                                                   Pedro Ramos, Gerente Pres.
/s/ FELIX PEDRO FLORES
--------------------------
    Felix Pedro Flores



EXHIBITS:
A- Type of Cigar and Pricing

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                                  PROGRAMA "A"



                             PRECIOS DE LOS CIGARROS

         NOMBRE                    TAMANO                    PRECIO
         ------                    ------                    ------

     # 1 Robusto                  (5 x 50 )                   ****

     # 2 Panetela esp.            (38 x 6 )                   ****

     # 3 Toro                     (6 x 50 )                   ****

     # 4 Torpedo                  (6.5 x 54)                  ****

     # 5 Churchill                (7 x 48 )                   ****

     # 6 Presidente               (52 x 7.5)                  ****

     100% cuban seede, long filler,
     hand made Cigars.

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* Confidential  portions of this Exhibit have been omitted and filed  separately with the Commission pursuant to a request for Confidential Treatment.